EXHIBIT 23

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Drew Industries Incorporated:

The audits referred to in our report dated March 14, 2006, with respect to the consolidated financial statements of Drew Industries Incorporated and subsidiaries, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, included the related financial statement schedule as of December 31, 2005, and for each of the years in the three-year period ended December 31, 2005, included in the Drew Industries Incorporated Form 10-K. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our report with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included herein and incorporated by reference in the registration statements (Nos. 333-37194 and 333-91174) on Form S-8 of Drew Industries Incorporated relating to the consolidated balance sheets of Drew Industries Incorporated and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005 Form 10-K of Drew Industries Incorporated.

/s/ KPMG LLP

Stamford, Connecticut
March 14, 2006

DREW INDUSTRIES INCORPORATED AND SUBSIDIARIES
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
(in thousands)

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E
Additions
	Balance At Beginning Of Period	Charged To Costs and Expenses	Charged To Other Accounts	Deductions	Balance At End of Period

YEAR ENDED DECEMBER 31, 2005: Allowance for doubtful accounts receivable, trade	$958	$897	$-		$542	(b)	$1,313

YEAR ENDED DECEMBER 31, 2004: Allowance for doubtful accounts receivable, trade	$1,253	$594	$316	(a)	$1,205	(b)	$958

YEAR ENDED DECEMBER 31, 2003: Allowance for doubtful accounts receivable, trade	$1,226	$106	$39	(a)	$118	(b)	$1,253

(a) Represents balance at date of acquisition of acquired companies.
(b) Represents accounts written-off net of recoveries.